EXHIBIT 10.1

CANCELLATION OF BACK OFFICE/ SERVICE PROVIDER AGREEMENT

This Cancellation of BACK OFFICE/ SERVICE PROVIDER AGREEMENT dated 1st April 2016 and SUBSEQUENT ADDENDUMS dated 1st January 2018, 1st December 2018, 1st August 2019, 1st November 2019 (“Cancellation”) is made effective as of the 30th June 2021, between Golden Matrix Group Inc. (GMGI) of 3651 Lindell Road, Ste D131 Las Vegas NV 89103 USA and Articulate Pty Ltd (Articulate) of Suite 302, 2 Grosvenor Street Bondi Junction NSW 2022 Australia.

RECITALS:

The Parties entered into a “BACK OFFICE/ SERVICE PROVIDER AGREEMENT” on 1st April 2016 and SUBSEQUENT ADDENDUMS to this agreement dated 1st January 2018, 1st December 2018, 1st August 2019, 1st November 2019 (the “BACK OFFICE/ SERVICE PROVIDER AGREEMENT and SUBSEQUENT ADDENDUMS”).

In Terms of the BACK OFFICE/ SERVICE PROVIDER AGREEMENT and SUBSEQUENT ADDENDUMS Articulate was to provide the Company with Office Premises as well as Utilities and Accounting Services.

The Company has obtained its own office space and supporting utilities and will now engage its own accounting services directly.

As a result the Parties have mutually agreed that the contract will be cancelled and that the Company will no longer utilize Articulate’s office premises, utilities or the accounting services provided by Articulate.

The Parties wish to therefore cancel the “BACK OFFICE/ SERVICE PROVIDER AGREEMENT and SUBSEQUENT ADDENDUMS” effective 30th June.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein it is agreed to cancel the BACK OFFICE/ SERVICE PROVIDER AGREEMENT and SUBSEQUENT ADDENDUMS

Golden Matrix Group Inc.

By:	/s/ Weiting Feng	Director: Weiting Feng (Director)

Articulate Pty Ltd.

By:	/s/ Anthony Goodman	Managing Member: Anthony Goodman (Managing Director)